Exhibit 99.1

Contacts:

Joshua A. Grass	Susan Ferris
Sr. Manager, Investor & Financial Relations	Manager, Corporate Communications
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6777	(415) 506-6701

For Immediate Release:

BioMarin Forms Strategic Partnership with Daiichi Suntory Pharma for Phenoptin to Treat Phenylketonuria

Partnership Enables BioMarin to Accelerate Phenoptin Program

Novato, CA, November 23, 2004 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) announced today that it has entered into a strategic business partnership with Daiichi Suntory Pharma Co., Ltd., for Phenoptin™ (sapropterin hydrochloride), an investigational oral enzyme cofactor for the treatment of the genetic disease phenylketonuria (PKU). This partnership provides BioMarin extensive preclinical and clinical data on 6R-BH4 (the active ingredient in Phenoptin) and access to commercial grade 6R-BH4. These assets will enable BioMarin to begin a Phase 2 clinical trial of Phenoptin in PKU patients by the end of 2004.

According to terms of the agreement, BioMarin obtains exclusive rights to preclinical and clinical data on 6R-BH4, which was filed in its Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) in August 2004, and exclusive access to commercial grade 6R-BH4 manufactured by Daiichi Suntory for use in treating PKU. In exchange for the exclusive rights to these assets in developing a therapeutic for PKU, BioMarin will pay Daiichi Suntory approval milestones and a royalty on sales of Phenoptin outside of Japan, and Daiichi Suntory will retain rights to market the product for PKU in Japan. Daiichi Suntory currently manufactures its own formulation of 6R-BH4, which is approved in Japan to treat the genetic disease, BH4-deficiency. With 6R-BH4 supplied by Daiichi Suntory, BioMarin is positioned to produce Phenoptin at substantially lower cost compared to other sources of 6R-BH4.

Emil Kakkis, M.D., Ph.D., Senior Vice President of Business Operations at BioMarin commented, “Daiichi Suntory’s pioneering work in developing and studying 6R-BH4 was critical in defining its potential as viable treatment option for PKU. This strategic partnership leverages BioMarin’s clinical and product development capabilities in genetic diseases and Daiichi Suntory’s manufacturing expertise, ability to produce commercial grade 6R-BH4 and extensive preclinical and clinical data set. Both companies are excited about working together to bring the first FDA approved therapeutic to PKU patients.”

BioMarin Pharmaceutical Inc. develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the development of its product candidate Phenoptin; expectations related to future clinical trials of Phenoptin; and the manufacture of 6R-BH4. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: results and timing of clinical trials; the content and timing of decisions by the FDA, the EMEA and other regulatory authorities concerning Phenoptin; risks associated with the commercial scale-up of the manufacturing process, including cost and viability risks; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Factors That May Affect Future Results” in BioMarin’s 2003 Annual Report on Form 10-K and the factors contained in BioMarin’s reports on Forms 10-Q and 8-K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

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